EXHIBIT 16


                                                              April 26, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

         We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on April 23, 2001, to be filed by our former client, First Chesapeake Financial Corporation. We agree with the statements made in response to that Item insofar as they relate to our Firm.

                                     Very truly yours,



                                     Grant Thornton LLP